                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 2005


                         COMMERCIAL FEDERAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          NEBRASKA                       1-11515                47-0658852
--------------------------------------------------------------------------------
 (State or other jurisdiction          (Commission          (I.R.S. Employer
     of incorporation)                 File Number)       Identification Number)


13220 CALIFORNIA STREET, OMAHA, NEBRASKA                                 68154
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
                                                      --------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
              ------------------------------------------

         On March 31, 2005, Commercial Federal Corporation (the "Company") executed a Servicing Rights Purchase and Sale Agreement (the "Agreement') to sell its approximately $10 billion national third party mortgage servicing portfolio and its broker and correspondent mortgage origination network to Wells Fargo Bank, N.A. ("Wells Fargo"), a subsidiary of Wells Fargo and Company, for approximately $137 million. Approximately seventy percent of the purchase price was paid on March 31, 2005, with the remaining thirty percent to be paid as loans transfer from the Company to Well Fargo. The sales price is subject to adjustments for loans that prepay within thirty days of March 31, 2005, and for loans where investor consent to the transfer is not obtained. The Company will continue to service the mortgage loans under an Interim Servicing Agreement until the servicing is transferred to Wells Fargo in approximately 90-120 days. The Company is responsible for the costs associated with the transfer of the loans.

         The Company and Wells Fargo have made representations and warranties relating to their capacity to operate as a business and their ability to carry out the terms of the Agreement. The Company has also made representations and warranties regarding the mortgage loan and mortgage servicing rights portfolio and the completeness, accuracy and legality of the documents supporting each mortgage loan and servicing right.

ITEM 8.01     OTHER EVENTS
              ------------

         On March 31, 2005, the Company announced that it executed a definitive agreement to sell its approximately $10 billion national third party mortgage servicing portfolio and broker and correspondent mortgage origination network to Wells Fargo Bank, N.A., a subsidiary of Wells Fargo and Company. The Company will continue to offer a full line of mortgage loan products and services to consumers in its seven-state market area of Nebraska, Colorado, Iowa, Missouri, Kansas, Oklahoma and Arizona. The Company estimates a total after-tax charge to earnings approximating $65 million in the 2005 first quarter. This charge is associated with prepayments of Federal Home Loan Bank borrowings, selling investment securities, eliminating interest rate hedges, recording certain exit costs tied to the business, and is inclusive of the 2005 first quarter valuation adjustment for mortgage servicing rights. These transactions will not affect the Bank's regulatory well-capitalized status.

         It is estimated that approximately 135 positions will be affected by the sale, but the Company it is taking a number of actions to minimize the impact of job loss. For more information, reference is made to the Company's press release dated March 31, 2005, which is filed with this Report as Exhibit
99.1 and incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
              ---------------------------------

      (a)     Not applicable.


      (b)     Not applicable.


      (c)     The following exhibit is filed herewith:


              Exhibit 99.1    Press Release dated March 31, 2005

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          COMMERCIAL FEDERAL CORPORATION
                                          ------------------------------
                                                  (Registrant)


Date: April 6, 2005                       By: /s/  David S. Fisher
                                              -------------------------------
                                              David S. Fisher
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (Duly Authorized Officer)